Exhibit 99.2

News release for immediate release

Contact information:
Heather J. Wietzel
Vice President, Investor Relations
217-788-5144
investorrelations@horacemann.com

HORACE MANN REPORTS SECOND QUARTER 2018
NET INCOME OF $0.14 PER SHARE AND CORE EARNINGS OF $0.13 PER SHARE*

•	Net income and core earnings* improved for both second quarter and six months

•	Second-quarter combined ratio of 114.7% included 16 percentage points of catastrophe losses; underlying auto loss ratio* improved 1.1 points compared to the prior year quarter

•	6% growth in assets under management in Retirement; strong persistency, sales, and contract deposits

•	49% increase in second-quarter Life sales reflecting continued sales momentum

•	Full-year 2018 guidance updated to reflect first-half weather-related losses

SPRINGFIELD, Ill., August 2, 2018 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and six-month periods ended June 30, 2018:

Horace Mann Financial Highlights
	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions, except per share amounts)	2018	2017	Change	2018	2017	Change

Total revenues	$306.2	$291.4	5.1%	$601.7	$578.7	4.0%
Net income	5.9	2.3	156.5%	26.1	17.6	48.3%
Net investment gains (losses) after tax	0.6	1.5		(0.7)	1.4
Core earnings	5.3	0.8	N.M.	26.8	16.2	65.4%
Per diluted share:
Net income	0.14	0.05	180.0%	0.63	0.42	50.0%
Net investment gains (losses) after tax	0.01	0.03	N.M.	(0.01)	0.03	N.M.
Core earnings per diluted share*	0.13	0.02	N.M.	0.64	0.39	64.1%
Book value per share				32.93	33.49	-1.7%
Book value per share excluding net unrealized gains on securities*				29.87	27.51	8.6%
Property and Casualty net income (loss)	(10.9)	(13.9)	21.6%	(1.2)	(11.2)	89.3%
Property and Casualty combined ratio	114.7%	118.5%	-3.8 pts	106.8%	112.0%	-5.2 pts
Property and Casualty underlying combined ratio*	98.7%	98.7%	—	95.9%	97.0%	-1.1 pts
Retirement net income	$14.1	$11.8	19.5%	$25.5	$23.3	9.4%
Life net income	5.9	5.6	5.4%	9.7	9.5	2.1%

N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

"Horace Mann’s second-quarter and six-month core earnings remained well ahead of last year as we continue to see progress on our strategy to drive long-term profitable growth and improve return on equity,” noted Horace Mann President and CEO Marita Zuraitis. “For example, this quarter we saw further improvement in the underlying auto loss ratio, growth in Retirement assets under management and a double-digit increase in Life sales. At the same time, we continue to make strategic investments across all segments to ensure we have the products, distribution and infrastructure in place to be the company of choice to meet our educators’ financial needs both today and in the future.

“In light of the significant first-half weather-related losses in both property and auto, we are revising our estimate of full-year 2018 core earnings to between $1.90 and $2.10 per diluted share.” Zuraitis said.

Property and Casualty Segment Shows Underlying Improvement in Typically Heavy Cat Quarter
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2018	2017	Change	2018	2017	Change

Property and Casualty net written premiums	$173.0	$167.9	3.0%	$332.4	$320.8	3.6%
Property and Casualty net income (loss)	(10.9)	(13.9)	21.6%	(1.2)	(11.2)	89.3%
Property and Casualty combined ratio	114.7%	118.5%	-3.8 pts	106.8%	112.0%	-5.2 pts
Property and Casualty underlying loss ratio*	71.9%	72.3%	-0.4 pts	69.5%	69.7%	-0.2 pts
Property and Casualty expense ratio	26.8%	26.4%	0.4 pts	26.4%	27.3%	-0.9 pts
Property and Casualty catastrophe losses	16.0%	20.2%	-4.2 pts	11.0%	15.5%	-4.5 pts
Property and Casualty underlying combined ratio*	98.7%	98.7%	—	95.9%	97.0%	-1.1 pts
Auto combined ratio	108.9%	110.6%	-1.7 pts	105.4%	108.7%	-3.3 pts
Auto underlying loss ratio*	78.7%	79.8%	-1.1 pts	77.1%	78.2%	-1.1 pts
Property combined ratio	127.1%	134.6%	-7.5 pts	110.2%	118.6%	-8.4 pts
Property underlying loss ratio*	57.1%	56.0%	+1.1 pts	53.3%	51.3%	+2.0 pts

For the second quarter of 2018, Property and Casualty written premiums* increased 3.0%, driven primarily by rate actions, which resulted in an increase in the average premium per policy for both auto and property. Policy retention continues to be stable with auto and property policy retention rates for the current quarter at 82.6% and 88.0%, respectively.
The combined ratio for the second quarter improved 3.8 percentage points. Total pretax catastrophe losses were $26.8 million in the current quarter compared to $32.4 million in the prior year period.
The improvement in the reported combined ratio for the second quarter was primarily due to lower auto and property catastrophe losses versus last year, as well as a 1.1 point improvement in the underlying auto loss ratio*, reflecting the impact of rate actions and continued profitability initiatives. The underlying property loss ratio* increased 1.1 points, in part due to elevated non-catastrophe weather-related losses.
For the six months, written premiums rose 3.6% and the combined ratio improved by 5.2 points.

Retirement Segment Assets Under Management Up 6% From Year Ago
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2018	2017	Change	2018	2017	Change

Retirement sales deposits*	$118.8	$125.0	-5.0%	$231.7	$243.4	-4.8%
Retirement assets under management				6,950.8	6,537.8	6.3%
Retirement net income	14.1	11.8	19.5%	25.5	23.3	9.4%
Retirement net income excluding DAC unlocking*	14.2	12.0	18.3%	25.8	23.7	8.9%

For the second quarter of 2018, Retirement net income excluding DAC unlocking increased 18.3%. Higher net investment income, an increase in fee-based product income and the lower federal income tax rate offset higher operating expenses. Six-month net income excluding DAC unlocking rose 8.9%.

The annualized net interest spread on fixed annuity assets under management of $4.7 billion for the second quarter of 2018 was 181 basis points, primarily benefiting from an elevated level of prepayment activity.

Retirement assets under management increased 6.3% compared to a year ago, and total cash value persistency remained strong at 94.6% for variable annuities and 94.4% for fixed annuities.

Total Retirement sales deposits* declined 5.0% for the quarter and 4.8% for the six months as lower traditional annuity product sales were partially offset by a continued increase in asset flows related to fee-based mutual fund offerings.

Sales deposit activity related to the Retirement Advantage® mutual fund products, as well as other mutual fund offerings, reached $18.6 million in the current quarter as compared to $10.0 million in the prior year period. Annuity deposits were down 14.2% for the quarter and 15.0% for the six months due to lower sales of single premium annuity products.

Life Segment Reports Double-Digit Sales Increases
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2018	2017	Change	2018	2017	Change

Life sales	$5.5	$3.7	48.6%	$9.8	$8.4	16.7%
Life mortality costs	7.7	7.1	8.5%	17.2	15.9	8.2%
Life net income	5.9	5.6	5.4%	9.7	9.5	2.1%

Life sales* increased 48.6% for the second quarter and 16.7% year-to-date, reflecting an increased emphasis on meeting the needs of the under-insured educator market through enhancements in agent support and training.

Life net income increased 5.4% in the second quarter and 2.1% in the first six months, benefiting from a lower federal income tax rate. Second-quarter mortality costs compared favorably with actuarial assumptions. Life persistency of 95.1% was comparable to 12 months earlier.

Net Investment Income Up Over Prior Year
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2018	2017	Change	2018	2017	Change

Total net investment income	$97.1	$92.0	5.5%	$189.0	$182.7	3.4%
Pretax net investment gains (losses)	0.7	2.0	-65.0%	(1.0)	1.8	-155.6%
Pretax net unrealized investment gains (losses) on securities				183.5	433.0	-57.6%

While annuity asset balances in the Retirement segment continue to grow, overall investment results continue to be impacted by the low interest rate environment of recent years. Second-quarter total net investment income increased 5.5% primarily due to a higher level of prepayment activity and favorable returns on alternative investments.

Net unrealized investment gains were down compared to a year ago, largely because of rising interest rates and wider credit spreads.

Capital Management Strategy Remains Unchanged

As of June 30, 2018, $27.8 million remained authorized for future share repurchases under the share repurchase program.

Quarterly Webcast

Horace Mann’s senior management will discuss the company’s second quarter financial results with investors and analysts on August 3, 2018 at 9 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

About Horace Mann

Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America's educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.

Safe Harbor Statement and Non-GAAP Measures

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended March 31, 2018 and the company's past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this press release include measures which are based on methodologies other than accounting principles generally accepted in the United States (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.
# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
EARNINGS SUMMARY
Net income	$5.9	$2.3	156.5%	$26.1	$17.6	48.3%
Net investment gains (losses), after tax	0.6	1.5	-60.0%	(0.7)	1.4	N.M.
Core earnings*	5.3	0.8	N.M.	26.8	16.2	65.4%

Per diluted share:
Net income	$0.14	$0.05	180.0%	$0.63	$0.42	50.0%
Net investment gains (losses), after tax	$0.01	$0.03	-66.7%	$(0.01)	$0.03	-133.3%
Core earnings*	$0.13	$0.02	N.M.	$0.64	$0.39	64.1%
Weighted average number of shares and equivalent shares (in millions) - Diluted	41.7	41.5	0.5%	41.7	41.4	0.7%

RETURN ON EQUITY
Net income return on equity (A)				12.7%	4.7%
Core return on equity excluding net unrealized investment gains on securities (B)				7.0%	5.6%

FINANCIAL POSITION
Per share (C):
Book value				$32.93	$33.49	-1.7%
Effect of net unrealized investment gains on securities (D)				$3.06	$5.98	-48.8%
Dividends paid	$0.285	$0.275	3.6%	$0.570	$0.550	3.6%
Ending number of shares outstanding (in millions) (C)				41.0	40.7	0.7%
Total assets				$11,156.2	$10,876.1	2.6%
Long-term debt, current and noncurrent				297.6	247.3	20.3%
Total shareholders' equity				1,350.4	1,362.1	-0.9%

ADDITIONAL INFORMATION
Net investment gains (losses)
Before tax	$0.7	$2.0	-65.0%	$(1.0)	$1.8	N.M.
After tax	0.6	1.5	-60.0%	(0.7)	1.4	N.M.
Per share, diluted	$0.01	$0.03	-66.7%	$(0.01)	$0.03	-133.3%

N.M.-	Not meaningful.

(A)	Based on trailing 12-month net income and average quarter-end shareholders' equity.

(B)
Based on trailing 12-month core earnings and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

(C)	Ending shares outstanding were 41,009,999 at June 30, 2018 and 40,668,847 at June 30, 2017.

(D)	Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Supplemental Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$205.6	$195.7	5.1%	$408.6	$391.4	4.4%
Net investment income	97.1	92.0	5.5%	189.0	182.7	3.4%
Net investment gains (losses)	0.7	2.0	-65.0%	(1.0)	1.8	N.M.
Other income	2.8	1.7	64.7%	5.1	2.8	82.1%
Total revenues	306.2	291.4	5.1%	601.7	578.7	4.0%

Benefits, claims and settlement expenses	168.3	165.9	1.4%	311.9	310.0	0.6%
Interest credited	51.1	49.3	3.7%	101.1	98.1	3.1%
Policy acquisition expenses amortized	26.5	24.8	6.9%	53.2	49.7	7.0%
Operating expenses	50.2	46.2	8.7%	98.4	94.9	3.7%
Interest expense	3.3	2.9	13.8%	6.5	5.9	10.2%
Total benefits, losses and expenses	299.4	289.1	3.6%	571.1	558.6	2.2%

Income before income taxes	6.8	2.3	N.M.	30.6	20.1	52.2%
Income tax expense	0.9	—	N.M.	4.5	2.5	80.0%
Net income	$5.9	$2.3	156.5%	$26.1	$17.6	48.3%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property and Casualty	$173.0	$167.9	3.0%	$332.4	$320.8	3.6%
Annuity deposits	100.2	116.8	-14.2%	199.0	234.1	-15.0%
Life	28.5	26.9	5.9%	54.3	53.4	1.7%
Total	$301.7	$311.6	-3.2%	$585.7	$608.3	-3.7%

SEGMENT NET INCOME (LOSS)
Property and Casualty	$(10.9)	$(13.9)	21.6%	$(1.2)	$(11.2)	89.3%
Retirement	14.1	11.8	19.5%	25.5	23.3	9.4%
Life	5.9	5.6	5.4%	9.7	9.5	2.1%
Corporate and Other (A)	(3.2)	(1.2)	N.M.	(7.9)	(4.0)	-97.5%
Net income	$5.9	$2.3	156.5%	$26.1	$17.6	48.3%

N.M.-	Not meaningful.

(A)
Corporate and Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	Change		2018	2017	Change
PROPERTY & CASUALTY
Premiums written	$173.0	$167.9	3.0%		$332.4	$320.8	3.6%
Premiums earned	167.3	160.5	4.2%		332.8	318.8	4.4%
Net investment income	10.3	8.1	27.2%		19.8	17.3	14.5%
Other income (expense)	0.8	0.1	N.M.		1.0	0.1	N.M.
Losses and loss adjustment expenses (LAE)	147.0	147.8	-0.5%		267.7	270.0	-0.9%
Operating expenses (includes policy acquisition expenses amortized)	44.8	42.4	5.7%		87.9	87.1	0.9%
Interest expense	0.3	—	N.M.		0.5	—	N.M.
Income (loss) before tax	(13.7)	(21.5)	36.3%		(2.5)	(20.9)	88.0%
Net income (loss)	(10.9)	(13.9)	21.6%		(1.2)	(11.2)	89.3%
Net investment income, after tax	9.3	6.5	43.1%		17.1	13.9	23.0%

Catastrophe losses (A)
After tax	21.2	21.1	0.5%		28.9	32.2	-10.2%
Before tax	26.8	32.4	-17.3%		36.6	49.6	-26.2%
Prior years' reserves favorable (adverse) development, before tax
Automobile	—	—	—%		—	—	—%
Property & other	—	0.6	-100.0%		0.3	1.6	-81.3%
Total	—	0.6	-100.0%		0.3	1.6	-81.3%

Operating statistics:
Loss and loss adjustment expense ratio	87.9%	92.1%	-4.2	pts	80.4%	84.7%	-4.3	pts
Expense ratio	26.8%	26.4%	0.4	pts	26.4%	27.3%	-0.9	pts
Combined ratio	114.7%	118.5%	-3.8	pts	106.8%	112.0%	-5.2	pts
Effect on the combined ratio of:
Catastrophe losses (A)	16.0%	20.2%	-4.2	pts	11.0%	15.5%	-4.5	pts
Prior years' (favorable) adverse reserve development	—%	-0.4%	0.4	pts	-0.1%	-0.5%	0.4	pts
Combined ratio excluding the effects of catastrophe costs and prior years' reserve development (underlying combined ratio)*	98.7%	98.7%	—		95.9%	97.0%	-1.1	pts

Policies in force (in thousands)					674	691	-2.5%
Automobile					471	484	-2.7%
Property					203	207	-1.9%

Policy renewal rate - 12 months
Automobile					82.6%	82.9%	-0.3	pts
Property					88.0%	87.4%	+0.6	pts

N.M.-	Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
RETIREMENT
Contract deposits	$100.2	$116.8	-14.2%	$199.0	$234.1	-15.0%
Variable	50.7	43.7	16.0%	97.5	89.1	9.4%
Fixed	49.5	73.1	-32.3%	101.5	145.0	-30.0%
Contract charges earned	7.9	6.8	16.2%	15.9	13.4	18.7%
Net investment income	67.8	65.2	4.0%	132.0	128.6	2.6%
Interest credited	39.9	38.1	4.7%	78.6	75.6	4.0%
Net interest margin (without net investment gains/losses)	27.9	27.1	3.0%	53.4	53.0	0.8%
Other income	1.7	1.4	21.4%	3.5	2.3	52.2%
Mortality loss and other reserve changes	(1.4)	(1.3)	7.7%	(3.3)	(2.4)	37.5%
Operating expenses (includes policy acquisition expenses amortized)	18.9	16.9	11.8%	38.3	33.0	16.1%
Income before tax	17.2	17.1	0.6%	31.2	33.3	-6.3%
Net income	14.1	11.8	19.5%	25.5	23.3	9.4%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.2)	$(0.3)	-33.3%	$(0.4)	$(0.6)	-33.3%
Guaranteed minimum death benefit reserve	—	—	—%	—	—	—%
Retirement contracts in force (in thousands)				224	221	1.4%
Annuity accumulated account value on deposit / Assets under management				$6,851.8	$6,502.5	5.4%
Variable				2,195.9	1,976.2	11.1%
Fixed				4,655.9	4,526.3	2.9%
Annuity accumulated value retention - 12 months
Variable accumulations				94.6%	94.9%	-0.3	pts
Fixed accumulations				94.4%	94.4%	—

LIFE
Premiums and contract deposits	$28.5	$26.9	5.9%	$54.3	$53.4	1.7%
Premiums and contract charges earned	30.4	28.5	6.7%	59.9	59.3	1.0%
Net investment income	19.2	18.9	1.6%	37.5	37.2	0.8%
Other income	—	0.1	-100.0%	0.1	0.2	-50.0%
Death benefits/mortality cost/change in reserves	19.9	16.8	18.5%	40.9	37.6	8.8%
Interest credited	11.2	11.3	-0.9%	22.5	22.5	—%
Operating expenses (includes policy acquisition expenses amortized)	11.2	10.7	4.7%	22.1	22.5	-1.8%
Income before tax	7.3	8.7	-16.1%	12.0	14.1	-14.9%
Net income	5.9	5.6	5.4%	9.7	9.5	2.1%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$—	$0.1	-100%	$(0.1)	$0.2	N.M.
Life policies in force (in thousands)				198	197	0.5%
Life insurance in force				$17,862	$17,308	3.2%
Lapse ratio - 12 months (Ordinary life insurance)				4.9%	4.7%	0.2	pts

CORPORATE AND OTHER (A)
Components of income (loss) before tax:
Net investment gains (losses)	$0.7	$2.0	-65.0%	$(1.0)	$1.8	N.M.
Interest expense	(3.0)	(2.9)	3.4%	(6.0)	(5.9)	1.7%
Other operating expenses, net investment income and other income	(1.7)	(1.2)	41.7%	(3.1)	(2.4)	29.2%
Loss before tax	(4.0)	(2.1)	90.5%	(10.1)	(6.5)	55.4%
Net loss	(3.2)	(1.2)	N.M.	(7.9)	(4.0)	-97.5%

N.M.-	Not meaningful.

(A)
The Corporate and Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
INVESTMENTS
Retirement and Life
Fixed maturities, at fair value (amortized cost 2018, $6,460.3; 2017, $6,413.6)				$6,630.1	$6,794.9	-2.4%
Equity securities, at fair value (cost 2017, $80.3)				76.9	82.7	-7.0%
Short-term investments				141.7	92.1	53.9%
Policy loans				152.8	152.9	-0.1%
Other investments				225.3	193.3	16.6%
Total Retirement and Life investments				7,226.8	7,315.9	-1.2%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2018, $831.8; 2017, $748.3)				$845.4	$783.7	7.9%
Equity securities, at fair value (cost 2017, $60.2)				53.8	74.2	-27.5%
Short-term investments				25.2	10.2	147.1%
Other investments				71.9	52.1	38.0%
Total Property & Casualty investments				996.3	920.2	8.3%

Corporate investments				9.7	1.8	N.M.

Total investments				8,232.8	8,237.9	-0.1%

Net investment income
Before tax	$97.1	$92.0	5.5%	$189.0	$182.7	3.4%
After tax	77.9	61.0	27.7%	150.7	121.4	24.1%

N.M.-	Not meaningful.